                                                                   Exhibit 99.01

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CONSOLIDATED FINANCIAL STATEMENTS
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
Consolidated Statement of Income                                                                     CITICORP and Subsidiaries
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                                                                                   Third Quarter                Nine Months
                                                                            --------------------------------------------------------
(In Millions of Dollars, Except Per Share Amounts)                              1998          1997          1998          1997
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
Interest Revenue
Loans, including Fees.....................................................     $5,330        $4,813        $15,269       $14,084
Deposits with Banks.......................................................        263           258            812           727
Federal Funds Sold and Securities Purchased Under Resale Agreements.......        174           223            603           638
Securities
   U.S. Treasury and Federal Agencies.....................................         77            62            224           239
   State and Municipal....................................................         39            35            107           102
   Other, including dividends (Principally in offices outside the U.S.)...        639           448          1,642         1,320
Trading Account Assets....................................................        307           236            887           751
Loans Held For Sale.......................................................        147           120            393           332
                                                                            --------------------------------------------------------
                                                                                6,976         6,195         19,937        18,193
                                                                            --------------------------------------------------------
Interest Expense
Deposits..................................................................      2,980         2,438          8,385         7,088
Trading Account Liabilities...............................................         66            78            243           227
Purchased Funds and Other Borrowings......................................        514           468          1,417         1,333
Long-Term Debt............................................................        318           335            960         1,002
                                                                            --------------------------------------------------------
                                                                                3,878         3,319         11,005         9,650
                                                                            --------------------------------------------------------

Net Interest Revenue......................................................      3,098         2,876          8,932         8,543
                                                                            --------------------------------------------------------

Provision for Credit Losses...............................................        736           486          1,807         1,421
                                                                            --------------------------------------------------------

Net Interest Revenue after Provision for Credit Losses....................      2,362         2,390          7,125         7,122
                                                                            --------------------------------------------------------
Fees, Commissions, and Other Revenue
Fees and Commissions......................................................      1,575         1,478          4,569         4,271
Foreign Exchange..........................................................        474           435          1,288         1,043
Trading Account...........................................................       (159)          134            175           429
Securities Transactions...................................................        (56)          186            485           418
Other Revenue.............................................................        562           432          1,852         1,344
                                                                            --------------------------------------------------------
                                                                                2,396         2,665          8,369         7,505
                                                                            --------------------------------------------------------
Operating Expense
Salaries..................................................................      1,505         1,356          4,331         3,906
Employee Benefits.........................................................        325           317          1,038         1,039
                                                                            --------------------------------------------------------
   Total Employee Expense.................................................      1,830         1,673          5,369         4,945
Net Premises and Equipment Expense........................................        550           496          1,577         1,465
Restructuring Charge......................................................          -           889              -           889
Other Expense.............................................................      1,530         1,179          4,241         3,280
                                                                            --------------------------------------------------------
                                                                                3,910         4,237         11,187        10,579
                                                                            --------------------------------------------------------

Income Before Taxes.......................................................        848           818          4,307         4,048
Income Taxes..............................................................        318           307          1,615         1,518
                                                                            --------------------------------------------------------
Net Income................................................................    $   530       $   511       $  2,692      $  2,530
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Income Applicable to Common Stock.........................................       $511          $477         $2,613        $2,424
                                                                            --------------------------------------------------------
Earnings Per Share
   Basic..................................................................      $1.13         $1.04         $5.80         $5.28
   Diluted................................................................      $1.11         $1.01         $5.65         $5.13
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

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

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Consolidated Balance Sheet                                                                           CITICORP and Subsidiaries
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                                                                                                          Sept. 30,     Dec. 31,
(In Millions of Dollars)                                                                                    1998          1997
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
Assets
Cash and Due from Banks..............................................................................    $    9,107    $    8,585
Deposits at Interest with Banks......................................................................        14,085        13,049
Securities, at Fair Value
   Available for Sale................................................................................        35,552        30,762
   Venture Capital...................................................................................         3,285         2,599
Trading Account Assets...............................................................................        40,018        40,356
Loans Held for Sale..................................................................................         5,183         3,515
Federal Funds Sold and Securities Purchased Under Resale Agreements..................................        13,412        10,233
Loans, Net
   Consumer..........................................................................................       112,103       108,066
   Commercial........................................................................................        87,706        75,947
                                                                                                        ----------------------------
Loans, Net of Unearned Income........................................................................       199,809       184,013
   Allowance for Credit Losses.......................................................................        (6,240)       (5,816)
                                                                                                        ----------------------------
Total Loans, Net.....................................................................................       193,569       178,197
Customers' Acceptance Liability......................................................................         1,609         1,726
Premises and Equipment, Net..........................................................................         5,019         4,474
Interest and Fees Receivable.........................................................................         3,549         3,288
Other Assets.........................................................................................        18,952        14,113
                                                                                                        ----------------------------
Total................................................................................................      $343,340      $310,897
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Liabilities
Non-Interest-Bearing Deposits in U.S. Offices........................................................     $  16,315     $  16,901
Interest-Bearing Deposits in U.S. Offices............................................................        42,318        40,361
Non-Interest-Bearing Deposits in Offices Outside the U.S.............................................        10,925         9,627
Interest-Bearing Deposits in Offices Outside the U.S.................................................       152,877       132,232
                                                                                                        ----------------------------
   Total Deposits....................................................................................       222,435       199,121
Trading Account Liabilities..........................................................................        30,692        30,986
Purchased Funds and Other Borrowings.................................................................        24,305        21,231
Acceptances Outstanding..............................................................................         1,685         1,826
Accrued Taxes and Other Expense......................................................................         7,284         6,464
Other Liabilities....................................................................................        15,811        10,288
Long-Term Debt.......................................................................................        19,982        19,785

Stockholders' Equity
Preferred Stock (Without par value)..................................................................           863         1,903
Common Stock ($1.00 par value).......................................................................           506           506
   Issued Shares: 506,298,235 in each period
Surplus..............................................................................................         6,525         6,501
Retained Earnings....................................................................................        18,621        16,789
Accumulated Other Changes in Equity from Nonowner Sources (A)........................................          (871)          (91)
Common Stock in Treasury, at Cost....................................................................        (4,498)       (4,412)
   Shares: 53,583,079 and 52,355,947, respectively
                                                                                                        ----------------------------
Total Stockholders' Equity...........................................................................        21,146        21,196
                                                                                                        ----------------------------
Total................................................................................................      $343,340      $310,897
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


(A) Amounts at September 30, 1998 and December 31, 1997 include the after-tax amounts for net unrealized gains (losses) on securities available for sale of ($242) million and $535 million, respectively, and foreign currency translation of ($629) million and ($626) million, respectively. See note
     (A) on page 41 for additional information.
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

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Consolidated Statement of Changes in Stockholders' Equity                                            CITICORP and Subsidiaries
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                                                                                                                Nine Months
                                                                                                        ----------------------------
(In Millions of Dollars)                                                                                    1998          1997
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
Balance at Beginning of Period.......................................................................      $21,196       $20,722

Net Income...........................................................................................        2,692         2,530
Change in Net Unrealized Gains (Losses) on Securities Available for Sale.............................         (777)          278
Change in Foreign Currency Translation...............................................................           (3)          (90)
                                                                                                        ----------------------------
   Total Changes in Equity from Nonowner Sources (A).................................................        1,912         2,718

Redemption of Perpetual Preferred Stock
   Second Series.....................................................................................         (220)            -
   Third Series......................................................................................          (83)            -
   Series 8A.........................................................................................          (62)            -
   Series 14.........................................................................................            -          (175)
   Series 16.........................................................................................         (325)            -
   Series 17.........................................................................................         (350)            -

Cash Dividends Declared
   Common............................................................................................         (782)         (725)
   Preferred.........................................................................................          (78)         (107)

Repurchase of Common Shares (B)......................................................................         (483)       (1,477)

Employee Benefit Plans and Other Activity (C)........................................................          421           564

                                                                                                        ----------------------------
Balance at End of Period.............................................................................      $21,146       $21,520
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


(A) During the 1998 first quarter, Citicorp adopted Statement of Financial Accounting Standards No. 130, which addresses the manner in which total changes in equity from nonowner sources are presented in the financial statements, including unrealized gains and losses on securities available for sale and foreign currency translation. The adoption had no effect on reported earnings, assets, or capital.
(B) During the 1998 second and third quarters, no shares were repurchased as the stock repurchase program was suspended, and subsequently terminated immediately prior to consummation of the merger with Travelers.
(C) Primarily issuance of common stock (including treasury shares) under employee benefit plans and related amortization and tax benefits.
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
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Consolidated Statement of Cash Flows                                                                 CITICORP and Subsidiaries
                                                                                                 -----------------------------------
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                                                                                                                Nine Months
                                                                                                        ----------------------------
(In Millions of Dollars)                                                                                    1998          1997
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
Cash Flows from Operating Activities
Net Income...........................................................................................   $    2,692    $    2,530
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities
Provision for Credit Losses..........................................................................        1,807         1,421
Depreciation and Amortization of Premises and Equipment..............................................          585           570
Amortization of Goodwill and Acquisition Premium Costs...............................................          161            30
Provision for Deferred Taxes.........................................................................         (621)         (386)
Restructuring Charge.................................................................................            -           889
Venture Capital Activity.............................................................................         (686)         (224)
Net Gain on Sale of Securities.......................................................................         (485)         (418)
Changes in Accruals and Other, Net...................................................................        1,307         1,718
Net Increase in Loans Held for Sale..................................................................       (1,668)       (2,881)
Net Decrease (Increase) in Trading Account Assets....................................................          338        (4,646)
Net (Decrease) Increase in Trading Account Liabilities...............................................         (294)        3,840
                                                                                                        ----------------------------
Total Adjustments....................................................................................          444           (87)
                                                                                                        ----------------------------
Net Cash Provided by Operating Activities............................................................        3,136         2,443
                                                                                                        ----------------------------
Cash Flows from Investing Activities
Net (Increase) Decrease in Deposits at Interest with Banks...........................................       (1,036)          305
Securities  --  Available for Sale
   Purchases.........................................................................................      (44,078)      (39,792)
   Proceeds from Sales...............................................................................       18,763        22,001
   Maturities........................................................................................       22,400        14,215
Net (Increase) Decrease in Federal Funds Sold and Securities Purchased Under Resale Agreements.......       (3,179)          487
Net Increase in Loans................................................................................     (132,289)      (84,728)
Proceeds from Sales of Loans.........................................................................      121,755        74,942
Business Acquisitions................................................................................       (3,890)            -
Capital Expenditures on Premises and Equipment.......................................................         (973)         (865)
Proceeds from Sales of Premises and Equipment, Subsidiaries and Affiliates, and OREO.................          397           861
                                                                                                        ----------------------------
Net Cash Used in Investing Activities................................................................      (22,130)      (12,574)
                                                                                                        ----------------------------
Cash Flows from Financing Activities
Net Increase in Deposits.............................................................................       23,314         9,143
Net (Decrease) Increase in Federal Funds Purchased
  and Securities Sold Under Repurchase Agreements....................................................         (556)          145
Net (Decrease) Increase in Commercial Paper and Funds Borrowed.......................................       (1,195)        2,596
Proceeds from Issuance of Long-Term Debt.............................................................        6,234         5,357
Repayment of Long-Term Debt..........................................................................       (6,029)       (4,078)
Redemption of Preferred Stock........................................................................       (1,040)         (175)
Proceeds from Issuance of Common Stock...............................................................          243           354
Treasury Stock Repurchases...........................................................................         (483)       (1,470)
Dividends Paid.......................................................................................         (868)         (832)
                                                                                                        ----------------------------
Net Cash Provided by Financing Activities............................................................       19,620        11,040
                                                                                                        ----------------------------
Effect of Exchange Rate Changes on Cash and Due from Banks...........................................         (104)         (435)
                                                                                                        ----------------------------
Net Increase in Cash and Due from Banks..............................................................          522           474
Cash and Due from Banks at Beginning of Period.......................................................        8,585         6,905
                                                                                                        ----------------------------
Cash and Due from Banks at End of Period.............................................................   $    9,107    $    7,379
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Supplemental Disclosure
Cash Paid During the Period for:
Interest.............................................................................................       $9,953        $8,550
Income Taxes.........................................................................................        1,527         1,767
Non-Cash Investing Activities
Transfer from Loans to OREO..........................................................................          192           282
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

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Calculation of Earnings Per Share
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

                                                       Third Quarter              Nine Months
                                                    -------------------     -----------------------
(In Millions, except Per Share Amounts)               1998        1997        1998          1997
------------------------------------------------    -------     -------     ---------     ---------
Net Income .....................................    $   530     $   511     $   2,692     $   2,530
Dividends on Preferred Stock ...................        (19)        (34)          (79)         (106)
                                                    -------     -------     ---------     ---------
Income Applicable to Common Stock ..............    $   511     $   477     $   2,613     $   2,424
------------------------------------------------    -------     -------     ---------     ---------
                                                    -------     -------     ---------     ---------

Weighted-Average Common Shares Outstanding .....      451.2       457.9         450.9         459.3
Dilutive Effect of Employee Stock Plans (A) ....       10.6        13.0          11.7          13.4
                                                    -------     -------     ---------     ---------
Adjusted for Diluted Computation ...............      461.8       470.9         462.6         472.7
------------------------------------------------    -------     -------     ---------     ---------
                                                    -------     -------     ---------     ---------

Earnings Per Share
Basic ..........................................    $  1.13  $     1.04     $    5.80     $    5.28
Diluted ........................................       1.11        1.01          5.65          5.13
------------------------------------------------    -------     -------     ---------     ---------
                                                    -------     -------     ---------     ---------


(A) Includes the dilutive effect of stock options, stock purchase agreements, and restricted stock computed using the treasury stock method and shares issuable under deferred stock awards.

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